SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549


                           FORM 8-K/A-1



                          CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934



            Date of Report (Date of Earliest Event Reported):
                          January 30, 1998



                   CIMETRIX, INCORPORATED
        -------------------------------------------------------
        (Exact name of registrant as specified in this Charter)


      Nevada                    0-16454             87-0439107
-----------------------     ----------------     --------------
(State or other             (Commissioon File     (IRS Employer
jurisdiction of                  Number)          Identification
incorporation)                                       No.)

6979 South High Tech Drive, Midvale, Utah             84047
-------------------------------------------         ----------
(Address of principal executive offices)             (Zip Code)

Registrant's Telephone Number,
Including Area Code:                     (801) 256-6500


              100 North Tampa Street, Tampa, Florida 33602
           -------------------------------------------------
    (Former name or former address, if changed since last report)

ITEM 4.  Changes in Registrant's Certifying Accountant.

      On January 30, 1998, Cimetrix, Incorporated (the "Company") terminated its relationship with its independent auditor, Pritchett, Siler & Hardy. On the same date, the Company signed an engagement letter with Tanner & Company, certified public accountants based in Salt Lake City, to perform an independent audit of the Company's 1997 financial statements and to prepare its state and federal tax returns. The Company's Board of Directors approved the change in accountants.

      The change in accountants was not due to any disagreements over accounting principles but rather was solely the result of an effort by management to reduce its auditing costs. Moreover, during the two most recent fiscal years of the Company and the subsequent interim period preceding such change, there have been no disagreements with Pritchett, Siler & Hardy, the Company's former independent auditor, on any matter, including matters involving accounting principles or practices, financial statement disclosure or audited scope or procedure.


ITEM 7.  Financial Statements and Exhibits.

      The following exhibits are filed herewith in accordance with provisions of Item 601 of Regulation S-B:

            23.1  Consent of Pritchett, Siler & Hardy
            23.2  Consent of Tanner & Company



SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CIMETRIX, INCORPORATED

                              (Registrant)




Date:  February 26, 1998      By: Paul A. Bilzerian
                                    President and
                                    Chief Executive Officer